UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________
FORM 8-K
 _________________________________

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2021
 _________________________________
Hudson Pacific Properties, Inc.
Hudson Pacific Properties, L.P.
(Exact name of registrant as specified in its charter)

Hudson Pacific Properties, Inc.	Maryland	001-34789	27-1430478
Hudson Pacific Properties, L.P.	Maryland	333-202799-01	80-0579682
	(State or other jurisdiction	(Commission	(IRS Employer
	of incorporation)	File Number)	Identification No.)

11601 Wilshire Blvd., Ninth Floor
Los Angeles,	California	90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable
(Former name or former address, if changed since last report)

_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hudson Pacific Properties, Inc.	Common Stock, $0.01 par value	HPP	New York Stock Exchange
Hudson Pacific Properties, Inc.	4.750% Series C Cumulative Redeemable Preferred Stock	HPP Pr C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Hudson Pacific Properties, Inc    ☐

Hudson Pacific Properties, L.P.    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hudson Pacific Properties, Inc.    ☐

Hudson Pacific Properties, L.P.    ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2021, Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Operating Partnership”), as borrower, entered into a Fourth Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with each of the financial institutions party thereto, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC and BofA Securities, Inc., as active lead arrangers and joint bookrunners, U.S. Bank National Association, KeyBanc Capital Markets, Inc. and Royal Bank of Canada, as joint lead arrangers, Bank of America, N.A., as syndication agent, U.S. Bank National Association, KeyBanc Capital Markets, Inc., Royal Bank of Canada, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, and Fifth Third Bank, National Association, as documentation agents, BMO Harris Bank, N.A. and Regions Bank, as senior managing agents, and Wells Fargo Securities, LLC, as sustainability structuring agent. The Amended and Restated Credit Agreement amends and restates and replaces the Operating Partnership’s existing Third Amended and Restated Credit Agreement, entered into on March 13, 2018 (the “Existing Credit Agreement”), which governed its existing (i) $600 million unsecured revolving credit facility and (ii) $850 million unsecured term loan facility prior to its repayment.
The Amended and Restated Credit Agreement provides for the increase of the Operating Partnership’s revolving credit facility to $1.0 billion and the extension of the term to December 21, 2025 (four years from closing). Subject to certain conditions, the Operating Partnership has the option to extend the maturity date of the revolving credit facility for one additional year. Proceeds under the revolving credit facility will be used: (a) for the payment of pre-development and development costs incurred in connection with properties owned by the Operating Partnership or any subsidiary; (b) to finance acquisitions otherwise permitted under the Amended and Restated Credit Agreement; (c) to finance capital expenditures and the repayment of indebtedness of Hudson Pacific Properties, Inc., a Maryland corporation and the sole general partner of the Operating Partnership (the “Company”), the Operating Partnership and its subsidiaries; (d) to provide for the general working capital needs of the Company, the Operating Partnership and its subsidiaries and for other general corporate purposes of the Company, the Operating Partnership and its subsidiaries; and (e) to pay fees and expenses incurred in connection with the Amended and Restated Credit Agreement.
The Company is the guarantor of the obligations of the Operating Partnership under the Amended and Restated Credit Agreement. If the Company fails to maintain a credit rating of at least BBB- from S&P or Baa3 from Moody’s, or in certain other limited circumstances, the subsidiaries of the Company that own unencumbered properties and certain material subsidiaries of the Company will also be required to become guarantors under the Amended and Restated Credit Agreement. Subject to the satisfaction of certain conditions and lender commitments, the Operating Partnership may increase the availability of the facilities under the Amended and Restated Credit Agreement so long as the aggregate commitments under the facilities do not exceed $2.0 billion.
For borrowings under the revolving credit facility, the Operating Partnership may elect to pay interest at a rate equal to either LIBOR plus 105 basis points to 150 basis points per annum or a specified base rate plus 10 basis points to 50 basis points per annum, depending on the Company’s leverage ratio or, if the Operating Partnership makes the credit rating election, LIBOR plus 70 basis points to 140 basis points per annum or a specified base rate plus 0 basis points to 40 basis points per annum, depending on the Company’s credit rating. In addition, the revolving credit facility is also subject to a sustainability-linked pricing component whereby the pricing can decrease by up to 2 basis points depending on if the Operating Partnership or its subsidiaries meet certain sustainability performance targets.
The Operating Partnership has the right to terminate or reduce unused commitments under any facility without penalty or premium (except for LIBOR breakage costs). The revolving credit facility is subject to a facility fee in an amount equal to the Operating Partnership’s revolving credit commitments (whether or not utilized) multiplied by a rate per annum equal to 15 basis points to 30 basis points, depending on the Operating Partnership’s leverage ratio, or, if the Operating Partnership makes the credit rating election, in an amount equal to the aggregate amount of the Operating Partnership’s revolving credit commitments (whether or not utilized) multiplied by a rate per annum equal to 10 basis points to 30 basis points, depending upon the credit rating. Unused amounts under the facility are not subject to a separate fee.
The amount available to borrow under the Amended and Restated Credit Agreement remains subject to compliance with a number of customary restrictive covenants contained therein, including financial covenants. The Amended and Restated Credit Agreement also includes certain limitations on dividend payouts and distributions, and other customary affirmative and negative covenants. The covenants in the Amended and Restated Credit Agreement, including the financial covenants, are substantially the same as those in the Existing Credit Agreement, except that the maximum ratio of secured debt to total asset value of the Company and its consolidated subsidiaries has been reduced to 0.45 to 1.00. Additionally, total asset value of the Company on a consolidated basis, now includes, subject to certain limitations, (i) management fee income for the most recent four fiscal quarters, (ii) the acquisition price of studio service subsidiaries acquired during the most recent four fiscal quarters, multiplied by eight, and (iii) earnings from studio service operations for the most recent four fiscal quarters, multiplied by eight (but excluding earnings attributable to studio service subsidiaries acquired during the most recent four fiscal quarters in order to avoid duplication).
The above summary of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1
Fourth Amended and Restated Credit Agreement, dated as of December 21, 2021, by and among Hudson Pacific Properties, L.P., as borrower, each of the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC and BofA Securities, Inc., as active lead arrangers and joint bookrunners, U.S. Bank National Association, KeyBanc Capital Markets, Inc. and Royal Bank of Canada, as joint lead arrangers, Bank of America, N.A., as syndication agent, KeyBanc Capital Markets, Inc., U.S. Bank National Association, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Royal Bank of Canada, and Fifth Third Bank, as documentation agents, BMO Harris Bank, N.A. and Regions Bank, as senior managing agents, and Wells Fargo Securities, LLC, as sustainability structuring agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hudson Pacific Properties, Inc.

Date: December 27, 2021	By:	/s/ Mark T. Lammas
Mark T. Lammas
President
Hudson Pacific Properties, L.P.
By: Hudson Pacific Properties, Inc.
Its General Partner
	By:	/s/ Mark T. Lammas
Mark T. Lammas
President